Exhibit 10.2

Execution Version

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of December 30, 2025, is between ENERGY VAULT HOLDINGS, INC., a company incorporated under the laws of the State of Delaware, with principal executive offices located at 4165 East Thousand Oaks Blvd., Suite 100, Westlake Village, CA, 91362 (the “Company”), and each of the investors listed on the Schedule of Buyers attached as Schedule I hereto (individually, a “Buyer” and collectively the “Buyers”).

WITNESSETH

WHEREAS, the Company and each Buyer are parties to that certain Securities Purchase Agreement, dated as of September 22, 2025 (as amended from time to time, the “SPA”), with respect to the issuance of an aggregate of $50,000,000 (the “Initial Subscription Amount”) of convertible debentures (the “Initial Convertible Debentures”), convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”) (as converted, the “Initial Conversion Shares”);

WHEREAS, the Company and each Buyer desire to enter into this transaction for the Company to sell and the Buyers to purchase additional Convertible Debentures pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D (“Regulation D”) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder;

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase additional convertible debentures in the form attached hereto as “Exhibit A” (the “Additional Convertible Debentures,” collectively with the Initial Convertible Debentures, the “Convertible Debentures”) in the aggregate principal amount of $15,000,000 (the “Additional Subscription Amount,” collectively with the Initial Subscription Amount, the “Subscription Amount”), which shall be convertible into Common Shares (as converted, the “Additional Conversion Shares”) upon the signing this Amendment (the “Third Closing,” collectively with the First Closing and the Second Closing, the “Closings” and individually referred to as a “Closing”), at a purchase price equal to 98% of the Additional Subscription Amount (the “Purchase Price”) in the respective amounts set forth opposite each Buyer(s) name on Schedule I to this Amendment;

WHEREAS, on or before the Third Closing Date (as defined below), the parties hereto are amending and restating that certain Registration Rights Agreement, dated September 22, 2025 (as amended and restated, the “ A&R Registration Rights Agreement”) with respect to the Additional Conversion Shares, pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is delivering Irrevocable Transfer Agent Instructions (the “Additional Irrevocable Transfer Agent Instructions”) to its transfer agent in the form attached hereto as “Exhibit C;” and

WHEREAS, the Additional Convertible Debentures and the Additional Conversion Shares are collectively referred to herein as the “Additional Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	Definitions. All capitalized terms used but not defined herein and defined in the SPA shall have the meanings given such terms in the SPA.

2.	Closing Dates. Section 1(b) of the SPA is hereby amended and restated as follows:

Closing Dates. Each Closing shall occur remotely by conference call and electronic delivery of documentation. The date and time of each Closing shall be as follows: (i) the First Closing shall be 10:00 a.m., New York time, on the first Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (in accordance with the terms of Section 9(k)) (or such other date as is mutually agreed to by the Company and each Buyer) (the “First Closing Date”), (ii) at the Company’s sole discretion, the Second Closing shall be 10:00 a.m., New York time, on the first Business Day after the Registration Statement is first declared effective by the SEC, provided the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (in accordance with the terms of Section 9(k)) (or such other date as is mutually agreed to by the Company and each Buyer) (the “Second Closing Date”) and (iii) the Third Closing shall be 10:00 a.m., New York Time, on the first Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (in accordance with the terms of Section 9(k)) (or such other date as is mutually agreed to by the Company and each Buyer) (the “Third Closing Date”) and collectively with the First Closing Date and the Second Closing Date, the “Closing Dates”). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

3.	Covenants.

a.	Section 4(g)(i) of the SPA is hereby amended and restated as follows:

Disclosure of Transactions. The Company shall, on or before the second Business Day after the date of the First Amendment to Securities Purchase Agreement, dated as of December 30, 2025, by and between the Company and the Buyers (the “First Amendment”), file with the SEC a current report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including, required exhibits, the “Current Report”). From and after the filing of the Current Report, the Company shall have publicly disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

b.	The SPA is hereby amended to add Section 4(n) below in full:

The Company irrevocably agrees to allow the Installment Amount for the Redemption Date occurring on January 26, 2026 to be converted by the Buyer in whole in accordance with Section 4(c) of each of Convertible Debentures number NRGV-1, NRGV-2 and NRGV-3.

c.	The SPA is hereby amended to add Section 4(o) below in full:

Notwithstanding any other agreement to the contrary, from the date hereof until all Additional Convertible Debentures have been repaid, without the prior written consent of the Buyer, the Company shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the date hereof) to, directly or indirectly, effect any offering or sale pursuant to the sales agreement entered into on November 12, 2024 with Jefferies LLC.

4.	Conditions to Each Buyer’s Obligation to Purchase.

a.	Section 7(b) of the SPA is hereby amended and restated as follows:

(b) With respect to the First Closing and Second Closing, such Buyer shall have received the opinion of counsel to the Company, dated as of the First Closing Date, in the form reasonably acceptable to such Buyer, and with respect to the Third Closing, such Buyer shall have received the opinion of counsel to the Company, dated as of the Third Closing Date, in the form reasonably acceptable to such Buyer.

b.	The SPA is amended to add Section 7(p) below in full:

(p) Solely with respect to the Third Closing, the Company shall have duly executed and delivered to such Buyer each of (i) the A&R Registration Rights Agreement, (ii) the Additional Irrevocable Transfer Agent Instructions, (iii) the First Amendment and (iv) each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time, and the Company shall have duly executed and delivered to such Buyer the Additional Convertible Debenture with a principal amount corresponding to the Subscription Amount set forth opposite such Buyer’s name on the Schedule of Buyers attached as Schedule I for the Closing.

c.	The SPA is amended to add Section 7(q) below in full:

(q) Solely with respect to the Third Closing, the board of directors of the Company has approved the transactions contemplated by the First Amendment; said approval has not been amended, rescinded or materially modified and remains in full force and effect as of the Third Closing, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Buyers.

5.	Ratification. Except as expressly amended by this Amendment, all the terms and provisions of the SPA are hereby ratified and affirmed in all respects.

6.	Entire Agreement. The SPA (including, without limitation, all exhibits attached thereto), as amended by this Amendment, constitutes the entire written agreement of the Parties with regard to the subject matter thereof and supersedes any prior oral or written agreements or understandings.

7.	Counterparts. This Amendment may be executed in one or more counterparts, including faxed or electronic counterparts, all of which will be considered one and the same agreement, and shall become effective when one or more counterparts hereof have been signed by each of the Parties and delivered.

8.	Governing Law. This Amendment and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

ENERGY VAULT HOLDINGS, INC.

By:	/s/ Michael Beer
Name:	Michael Beer
Title:	Chief Financial Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ Matthew Beckman
	Name:	Matthew Beckman
	Title:	Manager

LIST OF EXHIBITS:

EXHIBIT A: FORM OF CONVERTIBLE DEBENTURES

EXHIBIT B: FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

EXHIBIT A

FORM OF CONVERTIBLE DEBENTURES

EXHIBIT B

FORM OF ADDITIONAL IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

COMPANY LETTERHEAD

[______], 2025

TA INFO

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XXXX

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Ladies and Gentlemen:

ENERGY VAULT HOLDINGS, INC., a Delaware corporation (the “Company”) and YA II PN, LTD. (the “Investor”) have entered into a Securities Purchase Agreement dated as of September 22, 2025 (the “Agreement”), amended as of December [●], 2025, providing for the issuance of Convertible Debentures in the aggregate principal amount of up to $65,000,000 (the “Debentures”) convertible into shares of common stock, par value $0.0001 per share, of the Company (“Common Shares”).

A copy of the form of Debentures is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of Common Stock of the Company for issuance upon full conversion of the Debentures in accordance with the terms thereof. The number of Common Shares so reserved is shall initially be 92,083,333 shares, as may be increased by the Company in accordance with the Agreement.

The ability to convert the Debentures in a timely manner is a material obligation of the Company pursuant to such securities. Your firm is hereby irrevocably authorized and instructed to issue Common Shares of the Company (without any restrictive legend) to the Investors without any further action or confirmation by the Company: (A) upon your receipt from any Investor of: (i) a notice of conversion (“Conversion Notice”) executed by the Investor; and (ii) an opinion of counsel of the Company or the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the Common Shares of the Company issued to such Investor pursuant to the Conversion Notice are not “restricted securities” as defined in Rule 144 and should be issued to such Investor without any restrictive legend; and (B) the number of shares to be issued is less than 4.99% of the total issued common stock of the Company.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Shares pursuant to any Conversion Notices received from any Investor.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that the Transfer Agent resigns as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within three (3) business days.

The Investors are intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of each such Investor.

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Very truly yours,

ENERGY VAULT HOLDINGS, INC.

By:
Name:
Title: CEO

Acknowledged and Agreed:

YA II PN, Ltd.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By:
Name: Matthew Beckman
Title: Manager
Date

Acknowledged and Agreed:
[TRANSFER AGENT]

By:
Name:
Title:
Date:

SCHEDULE I

SCHEDULE OF BUYERS